Exhibit 99.1

Zedge Announces First Quarter Fiscal 2023 Results

New York, NY – December 13, 2022: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building marketplaces and games around digital content that enable self-expression, today announced results for its first quarter fiscal year 2023, ended October 31, 2022.

“The first quarter has traditionally been a seasonally slower period, and our performance was largely in-line with our expectations with positive Adjusted EBITDA1 and Cash Flow from Operations,” said Jonathan Reich, chief executive officer. “The biggest divergence resulted from some advertisers optimizing user acquisition campaigns against different attributes resulting in lower spending in the Zedge App. The good news on that front is that spending by these advertisers improved by the end of the quarter.”

First Quarter Highlights

Financial (fiscal 2023 compared to fiscal 2022)

●	Revenue increased 14.5% to $6.9 million;

●	Net loss and loss per share of ($0.2) million and ($0.01), respectively;

●	Adjusted EBITDA of $1.0 million;

●	Cash flow from operations of $1.1 million; and

●	Zedge Premium Gross Transaction Value (GTV)[2] decreased 5.1% to $0.3 million.

Business

Zedge App

●	‘MyZedge’ suite of social and community features within the Zedge App is driving higher ARPMAU (average revenue per monthly active users) amongst registered users;

●	Upgraded the Zedge App product management team with a focus on subscriptions, user growth initiatives in well-developed markets, and scaling in-app purchases.

GuruShots

●	Expanded paid user acquisition (PUA) campaigns to across additional platforms that have the potential to drive growth;

●	Began testing the ‘Learn’ which offers users short-form instructional videos to improve their photographic technique.

Emojipedia

●	Benefited from work done in FY22 (localizing into 18 new languages, UX overhaul, ad mediation migration, etc.) with a return to revenue growth.

[1]	Throughout this release, Adjusted EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

First Quarter Select Financial Metrics: FY23 versus FY22*

(in $M except for EPS)	Q1 '23	Q1 '22	Change
Total Revenue	$6.9	$6.0	14.5%
Advertising Revenue	$4.0	$4.6	-13.4%
Gaming Revenue	$1.3	$0.0	nm
Subscription Revenue	$0.9	$1.0	-7.2%
Other Revenue	$0.7	$0.5	44.9%
Operating (Loss) Income	(0.2)	$2.6	nm
Operating Margin	-2.9%	42.9%
Net (Loss) Income	(0.2)	$2.1	nm
Diluted (Loss) Earnings Per Share	-0.01	$0.14	nm
Adjusted EBITDA	$1.0	$3.3	-71.0%
Cash Flow from Operations	$1.1	$2.7	-59.8%

nm = not measurable/meaningful

* numbers may not add due to rounding

Select First Quarter Zedge App Metrics: FY23 versus FY22*

(in MM except for ARPMAU and where noted)	Q1 '23	Q1 '22	Change
Total Installs - Cumulative	583.0	525.6	10.9%
MAU	31.9	34.2	-6.7%
Well-developed Markets	7.1	8.4	-15.6%
Emerging Markets	24.8	25.8	-3.9%
Active Subscriptions (in 000s)	674	763	-11.7%
ARPMAU	$0.054	$0.053	0.8%
Zedge Premium - Gross Transaction Value (GTV)	$0.31	$0.33	-5.1%

* numbers may not add due to rounding

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422	Q123	FY 2021	FY 2022
Total Revenue	$3.8	$5.3	$5.3	$5.2	$6.0	$6.9	$6.2	$7.4	$6.9	$19.6	$26.5
Advertising Revenue	$3.0	$4.4	$4.3	$4.2	$4.6	$5.4	$4.5	$4.4	$4.0	$15.7	$18.9
Gaming Revenue	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.3	$1.4	$1.3	$0.0	$1.7
Subscription Revenue	$0.7	$0.8	$0.9	$1.0	$1.0	$1.0	$0.9	$0.9	$0.9	$3.2	$3.7
Other Revenue	$0.1	$0.1	$0.1	$0.2	$0.5	$0.5	$0.5	$0.7	$0.7	$0.5	$2.2
Operating (Loss) Income	$1.1	$2.5	$2.0	$2.2	$2.6	$3.1	$1.3	$4.8	($0.2)	$7.8	$11.8
Net (Loss) Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$4.5	($0.2)	$8.2	$9.7
Diluted (Loss) Earnings Per Share	$0.08	$0.17	$0.17	$0.17	$0.14	$0.16	$0.05	$0.31	$(0.01)	$0.59	$0.65
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$2.2	$1.0	$9.9	$12.4
Adjusted EBITDA Margin	43.8%	57.7%	44.8%	54.6%	54.7%	57.6%	46.0%	30.0%	13.8%	50.7%	46.6%
Cash Flow from Operations	$1.5	$2.3	$4.0	$2.4	$2.7	$3.0	$5.6	$0.2	$1.1	$10.1	$11.5
MAU	32.4	35.4	34.5	34.4	34.2	36.3	32.1	32.0	31.9	nm	nm
Well-developed Markets	9.2	9.5	8.9	8.5	8.4	8.5	7.5	7.3	7.1	nm	nm
Emerging Markets	23.2	25.9	25.6	25.9	25.8	27.8	24.6	24.7	24.8	nm	nm
Active Subscriptions (in 000s)	609	711	753	752	763	762	713	692	674	752	713
ARPMAU	$0.036	$0.049	$0.049	$0.050	$0.053	$0.060	$0.052	$0.058	$0.054	nm	nm
Zedge Premium – GTV	$0.21	$0.21	$0.25	$0.27	$0.33	$0.43	$0.41	$0.34	$0.31	$0.95	$1.51

nm = not measurable/meaningful

*numbers may not add due to rounding

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.

●	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge App has been downloaded since inception.

Fiscal 2023 Commentary

“Although only halfway through the second quarter, we’re encouraged to see both a continued ad spend rebound and improvement in Zedge Premium’s GTV.

“Additionally, earlier this month, we introduced ‘pAInt,’ an A.I. wallpaper generator in the Zedge App. Although in its early days, our users have already created more than 150,000 images simply by describing what they want in a few words and letting the A.I. engine do the work. We believe this feature has the potential to convert consumers into aspiring creators easily, without the need for them to master the use of complicated graphic arts software to create great, unique content. We believe this feature has the potential to drive user growth and revenue.

“GuruShots also started testing ‘Learn,’ a feed of short-form instructional videos focused on improving photographic techniques. When surveying our users, nearly 70% said they would engage with this content regularly. ‘Learn’ is also our first attempt to introduce a subscription offering to GuruShots’ users. Additionally, we commenced early testing of ‘Battles,’ which offers new users the opportunity to compete in simplified photo challenges that are short, limited in size and built on a coin-based economy. Our goal is to start scaling ‘Battles’ over the next few quarters.

“Finally, when we announced the GuruShots acquisition, we identified multiple opportunities for synergies between the two companies. Yesterday, we announced that we recently began marketing and recruiting initiatives to convert GuruShots players into new Zedge Premium artists. In addition to adding new content to the marketplace, we expect this to expand our portfolio of Zedge Premium artists by offering GuruShots players the opportunity to generate revenue from their photos.

“As we look to the full year, given the overall macro challenges for the global consumer, we remain cautious in our outlook and reiterate our comments from our last earnings call for revenue growth and profits for fiscal 2023. Remember that we still expect to achieve these goals even as we invest in ramping up GuruShots, pAInt and other features to drive longer-term growth and profits,” Reich concluded.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (investor.zedge.net) at approximately 4:10 p.m. Eastern on December 13, 2022. Management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

Live Call Information:

Toll-Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 869592

Webcast: https://www.webcaster4.com/Webcast/Page/2205/47278

Replay:

Toll-Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 47278

About Zedge

Zedge builds marketplaces and games around digital content that people use to express themselves. We monetize our user base through advertising, subscriptions, and a virtual token-based economy. Our leading products are the GuruShots photography game and Zedge’s freemium digital content marketplace, which today offers mobile phone wallpapers, video wallpapers, ringtones, and notification sounds. The synergy between the game and the marketplace unlocks additional engagement and enables our community to earn money from their artwork. We also own Emojipedia, a website that is the leading source of information about emojis. In May 2022, we served more than 40 million users. For more information, visit investor.zedge.net

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	October 31,	July 31,
	2022	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,419	$17,085
Trade accounts receivable	2,481	2,411
Prepaid expenses and other receivables	601	396
Total current assets	21,501	19,892
Property and equipment, net	1,789	1,660
Intangible assets, net	20,446	21,025
Goodwill	10,646	10,788
Deferred tax assets, net	861	861
Other assets	353	400
Total assets	$55,596	$54,626
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,377	$1,180
Deferred acquistion payment payable	-	962
Contingent consideration-current portion	17	215
Accrued expenses and other current liabilities	3,300	2,898
Deferred revenues	3,084	3,402
Total current liabilities	7,778	8,657
Term Loan, net of deferred financing costs	1,982	-
Contingent consideration-long term portion	1,776	1,728
Other liabilities	20	53
Total liabilities	11,556	10,438
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at October 31, 2022 and July 31, 2022	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 13,981 shares issued and 13,777 shares outstanding at October 31, 2022, and 13,951 shares issued and 13,877 ouststanding at July 31, 2022	140	139
Additional paid-in capital	44,198	43,609
Accumulated other comprehensive loss	(1,650)	(1,391)
Retained earnings	1,991	2,160
Treasury stock, 204 shares at October 31, 2022 and 74 shares at July 31, 2022, at cost	(644)	(334)
Total stockholders’ equity	44,040	44,188
Total liabilities and stockholders’ equity	$55,596	$54,626

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share data)

	Three Months Ended
	October 31
	2022	2021
Revenues, net	$6,900	$6,028
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	632	310
Selling, general and administrative	5,826	2,732
Depreciation and amortization	793	398
Change in fair value of contingent consideration	(150)	-
(Loss) income from operations	(201)	2,588
Interest and other income, net	35	13
Net loss resulting from foreign exchange transactions	(76)	(10)
(Loss) income before income taxes	(242)	2,591
(Benefit from) provision for income taxes	(73)	536
Net (Loss) Income	$(169)	$2,055
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(259)	142
Total other comprehensive (loss) income	(259)	142
Total comprehensive (loss) income	$(428)	$2,197
(Loss) income per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.01)	$0.14
Diluted	$(0.01)	$0.14
Weighted-average number of shares used in calculation of (loss) income per share:
Basic	14,330	14,281
Diluted	14,330	15,031

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Three months ended October, 31	2022	2021
Operating activities
Net (loss) income	$(169)	$2,055
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	14	12
Amortization of intangible assets	579	115
Amortization of capitalzed software and technology development costs	200	271
Amortization of deferred financing costs	-	-
Change in fair value of contingent consideration	(150)	-
Stock-based compensation	589	319
Deferred income taxes	-	-
Change in assets and liabilities:
Trade accounts receivable	(70)	(295)
Prepaid expenses and other current assets	(205)	(279)
Other assets	14	(8)
Trade accounts payable and accrued expenses	598	522
Deferred revenue	(318)	(18)
Net cash provided by operating activities	1,082	2,694
Investing activities
Payments for business combination, net of cash acquired
Final payments for asset acquisitions	(962)	-
Capitalized software and technology development costs and purchase of equipment	(349)	(188)
Investment in private company
Net cash used in investing activities	(1,311)	(188)
Financing activities
Proceed from term loan payable	2,000	-
Payment of deferred financing costs	(18)	-
Proceeds from exercise of stock options	-	-
Purchase of treasury stock in connection with share buyback program and restricted stock vesting	(310)	(232)
Net cash provided by (used in) financing activities	1,672	(232)
Effect of exchange rate changes on cash and cash equivalents	(109)	67
Net increase in cash and cash equivalents	1,334	2,341
Cash and cash equivalents at beginning of period	17,085	24,908
Cash and cash equivalents at end of period	$18,419	$27,249

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA into reported revenue. These metrics represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q121	Q221	Q321	Q421	Q122	Q222	Q322	Q422	Q123	FY 2021	FY 2022
Net (Loss) Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$0.8	$4.5	$(0.2)	$8.2	$9.7
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)
Provision for (benefit from) income taxes	$0.0	$0.3	$(0.5)	$(0.1)	$0.5	$0.7	$0.4	$0.2	$(0.1)	$(0.2)	$1.9
Depreciation and amortization	$0.4	$0.3	$0.3	$0.3	$0.4	$0.4	$0.4	$0.8	$0.8	$1.3	$2.0
EBITDA	$1.4	$2.9	$2.3	$2.7	$3.0	$3.4	$1.6	$5.5	$0.5	$9.3	$13.5
Change in fair value of contingent consideration	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$(4.0)	$(0.2)	$0.0	$(4.0)
Stock-based compensation	$0.2	$0.2	$0.1	$0.2	$0.3	$0.5	$0.5	$0.6	$0.6	$0.7	$1.9
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.7	$0.0	$0.0	$0.0	$0.9
Adjusted EBITDA	$1.6	$3.1	$2.4	$2.9	$3.3	$4.0	$2.9	$2.2	$1.0	$9.9	$12.4